Exhibit 10.3
LEVI STRAUSS & CO.
2016 EQUITY INCENTIVE PLAN

PERFORMANCE VESTED
RESTRICTED STOCK UNIT AWARD GRANT NOTICE
Levi Strauss & Co. (the “Company”), pursuant to its 2016 Equity Incentive Plan (the “Plan”), hereby grants to Participant a stock-settled Performance-vested Restricted Stock Unit Award, covering the number of performance-vested restricted stock units (the “PRSUs”) set forth below (the “Award”). This Award is evidenced by and is subject to all of the terms and conditions of this Performance-vested Restricted Stock Unit Award Grant Notice (the “Grant Notice”), a Performance-vested Restricted Stock Unit Award Agreement (the “Award Agreement”), the Plan, and the resolutions of the Board of Directors of the Company, dated [Date] (the “Board Resolutions”). This Award will be settled in shares of Common Stock only.

Participant:
Employee ID:
Date of Grant:
Number of PRSUs at Target Performance (“Target PRSUs”):
Maximum Number of PRSUs:	200% of the Target PRSUs
Performance Period:	Three-Year Period Comprised of Fiscal Years [Year 1], [Year 2], [Year 3]
Performance Goals: The actual number of PRSUs under this Award that will vest at the end of a three-year period will be determined based on the level of achievement against the performance goals set forth in the Board Resolutions (the “Performance Goals”). In each case, the goals and the extent to which they have been achieved will be determined by the Board of Directors, in its sole discretion.

Performance Vesting: To the extent that the Performance Goals described above are achieved and PRSUs vest, as determined by the Board of Directors, then 100% of the earned PRSUs (which may range from zero to 200% of the Target PRSUs depending on achievement of the Performance Goals) shall vest on the date in [Year 3] that the Board of Directors certifies attainment (the “Certification Date”), all subject to Continuous Service by Participant through the Certification Date, except as set forth in the Award Agreement.

Additional Terms/Acknowledgements: The Participant, by receipt and acceptance of this Grant Notice, shall be deemed to have agreed to its terms and that this Grant Notice, the Award Agreement and the Plan set forth the entire understanding between the Participant and the Company regarding the award of the PRSUs and supersede all prior oral and written agreements on that subject with the exception of (i) awards previously granted and delivered to the Participant under the Plan, and (ii) the following agreements only:______.

By:	Date:

Performance Vested RESTRICTED STOCK UNIT AWARD AGREEMENT

Pursuant to your Performance-vested Restricted Stock Unit Award Grant Notice (the “Grant Notice”) and this Performance-vested Restricted Stock Unit Award Agreement (the “Award Agreement”), Levi Strauss & Co. (the “Company”) has granted you stock-settled performance-vested restricted stock units under its 2016 Equity Incentive Plan (the “Plan”) covering the number of Common Stock equivalents (“PRSUs”) as indicated in your Grant Notice (collectively, the “Award”). Defined terms not explicitly defined in this Award Agreement but defined in the Plan shall have the same definitions as in the Plan.

The details of your Award are as follows:

1.VESTING. Subject to the conditions and limitations contained herein, your Award shall vest as provided in your Grant Notice, provided that vesting shall cease upon the termination of your Continuous Service except as otherwise stated herein.

(a)RETIREMENT. In the event of your Retirement (as defined below) that occurs at least 12 months after the Date of Grant set forth in the Grant Notice, you will be deemed to have remained in Continuous Service through the Certification Date set forth in the Grant Notice and shall be eligible to receive payout with respect to your PRSUs to the extent that the Performance Goals set forth in the Grant Notice have been achieved and certified by the Board on the Certification Date (as defined in the Grant Notice).

Solely for purposes of this Section 1(a), “Retirement” shall mean your termination of Continuous Service for any reason (other than due to your misconduct as determined by the Company in its sole discretion) after you have (i) attained age 60 and completed at least five (5) years of Continuous Service or (ii) attained age 55 and completed at least ten (10) years of Continuous Service.

2.NUMBER OF PRSUs. The number of PRSUs subject to your Award is set forth in your Grant Notice.

3.SETTLEMENT AMOUNT. Each PRSU represents the right to receive one (1) share of Common Stock on the date the PRSUs vest.

4.	SETTLEMENT OF PRSUs.

(a)PAYMENT. Subject to the provisions herein, the amount payable upon the settlement of your Award will be paid solely in shares of Common Stock.

(b)SETTLEMENT OF PRSUs. Your Award shall be settled, to the extent vested, in shares of Common Stock within thirty (30) days following the Certification Date. In the event that the vesting of your Award is accelerated in accordance with Section 11 of the Plan, your Award will be settled at Target PRSUs, and to the extent required to comply with Section 409A and avoid adverse tax treatment thereunder, your Award shall be settled within 30 days after the three-year anniversary of the Date of Grant set forth in the Grant Notice.

(c)VALUATION OF COMMON STOCK. The Fair Market Value of the Common Stock for purposes of the Award shall be determined by the Board in accordance with the procedures provided under the Plan.

(d)APPLICABLE WITHHOLDINGS. The settlement of your Award shall be subject to applicable withholdings to satisfy the Company’s obligations to withhold amounts required by federal, state, local and foreign tax laws. In addition, such settlement may be subject to deferral or deduction on account of applicable employee benefit plans of the Company.

(1)At the time your Award is settled, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with the settlement of your Award.

(2)Subject to approval by the Company, in its sole discretion, and compliance with any applicable legal conditions or restrictions, the Company may withhold from shares of Common Stock otherwise issuable to you upon the settlement of your Award a number of whole shares of Common Stock having a Fair Market Value, determined by the Company as of the date of settlement, not in excess of the minimum amount of tax required to be withheld by law (or such other amount as may be necessary to avoid adverse accounting treatment).

(3)You may not receive settlement of your Award unless the tax withholding obligations of the Company and/or any Affiliate are satisfied. Accordingly, you may not be able to receive settlement of your Award even though your Award is vested, and the Company shall have no obligation to issue a certificate for such shares of Common Stock or release such shares of Common Stock from any escrow provided for herein unless such obligations are satisfied.

5.TERM. To the extent vested in accordance with Section 1 and settled pursuant to Section 4, such portion of your Award shall expire concurrently with such settlement of your Award, and to the extent not vested at the time of termination of your Continuous Service, your Award shall expire immediately except as otherwise set forth herein.

6.SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, you may not receive settlement of your Award unless either (i) the shares of Common Stock issuable upon such exercise are then registered under the Securities Act, or (ii) the Company has determined that such settlement and issuance would be exempt from the registration requirements of the Securities Act. The settlement of your Award also must comply with other applicable laws and regulations governing your Award, and you may not receive settlement of your Award if the Company determines that such settlement would not be in compliance with such laws and regulations.

7.TRANSFERABILITY. Your Award is not transferable, except that shares of Common Stock vested and payable under your Award may be transferred by will or by the laws of descent and distribution.

8.PUT RIGHT. Prior to an IPO Date, you, pursuant to the provisions of Section 8 of the Plan, shall have the right, but not the obligation, to require the Company to repurchase any or all of the shares of Common Stock acquired pursuant to the settlement of your Award.

9.CALL RIGHT. Prior to an IPO Date, the Company, pursuant to the provisions of Section 8 of the Plan, shall have the right, but not the obligation, to repurchase all of the shares of Common Stock theretofore or thereafter acquired pursuant to the settlement of your Award.

10.AWARD NOT A SERVICE CONTRACT. Your Award is not an employment or service contract, and nothing in your Award shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or any Affiliate, or of the Company or an Affiliate to continue your employment or service. In addition, nothing in your Award shall obligate the Company or an Affiliate, their respective stockholders, Boards of Directors, officers or employees to continue any relationship that you might have as a Director or Consultant for the Company or any Affiliate.

11.PERSONAL DATA. You understand that your employer, the Company, or an Affiliate hold certain personal information about you, including but not limited to your name, home address, telephone number, date of birth, national social insurance number, salary, nationality, job title, and details of all shares of Common Stock granted, cancelled, vested, unvested, or outstanding (the “Personal Data”). Certain Personal Data may also constitute “Sensitive Personal Data” within the meaning of applicable local law. Such data include but are not limited to Personal Data and any changes thereto, and other appropriate personal and financial data about you. You hereby provide express consent to the Company or an Affiliate to process any such Personal Data and Sensitive Personal Data. You also hereby provide express consent to the Company and/or an Affiliate to transfer any such Personal Data and Sensitive Personal Data outside the country in which you are employed or retained, including the United States.
The legal persons for whom such Personal Data are intended are the Company and any broker company providing services to the Company in connection with the administration of the Plan. You have been informed of your right to access and correct your Personal Data by applying to the Company representative identified on the Grant Notice.

12.	ADDITIONAL AGREEMENTS AND ACKNOWLEDGEMENTS. You hereby agree and acknowledge that:

(a)The rights and obligations of the Company with respect to your Award shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns.

(b)You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

(c)You have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.

(d)You will not question or contest in any way, whether pursuant to legal proceedings or otherwise, the Board’s determination of the Fair Market Value of Common Stock, whether for purposes of determining the amount payable on exercise of your put right or the Company’s call right pursuant to Section 8 of the Plan or otherwise.

(e)You will not question or contest in any way, whether pursuant to legal proceedings or otherwise, the Company’s determination, pursuant to Section 8(e) of the Plan, to (i) reject, in whole or in part, your exercise of a put right or (ii) not exercise, in whole or in part, the Company’s call right.

(f)This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(g)All obligations of the Company under the Plan and this Agreement shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

(h)Participation in the Plan is voluntary, and therefore, you must accept the terms and conditions of the Plan and this Award as a condition to participate in the Plan and receive this Award.

(i)The Plan is discretionary in nature and the Company can amend, cancel, or terminate it at any time.

(j)This Award and any other awards under the Plan are voluntary and occasional and do not create any contractual or other right to receive future awards or other benefits in lieu of future awards, even if similar awards have been granted repeatedly in the past.

(k)All determinations with respect to any such future awards, including, but not limited to, the time or times when such awards are made, the number of shares of Common Stock or PRSUs subject to such Awards, and the performance and other conditions applied to the Awards will be at the sole discretion of the Company.

(l)The value of the shares of Common Stock and this Award are an extraordinary item of compensation, which is outside the scope of your employment or service contract, if any.

(m)The shares of Common Stock, this Award, or any income derived therefrom are a potential bonus payment not paid in lieu of any cash salary compensation and not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any termination, severance, resignation, redundancy, end of service payments, bonuses, long-service awards, life or accident insurance benefits, pension or retirement benefits or similar payments.

(n)In the event of the termination of your Continuous Service prior to the vesting of this

Award (or a portion thereof), your eligibility to receive shares of Common Stock under this Award (or portion thereof) or the Plan, if any, will terminate effective as of the date that you are no longer actively employed or retained regardless of any reasonable notice period mandated under local law, except as expressly provided in this Award Agreement.

(o)In the event of the termination of your Continuous Service for Cause, the Company, in its sole discretion, may, in accordance with Section 7(b)(vi) of the Plan, rescind any transfer of Common Stock to you that vested within six (6) months prior to such termination of Continuous Service or demand that you pay over to the Company the proceeds received by you upon the sale, transfer or other transaction involving the Common Stock in such manner and on such terms and conditions as the Company may require, and the Company shall be entitled to set-off against the amount of such proceeds any amount you owe to the Company to the fullest extent permitted by law.

(p)The future value of the shares of Common Stock is unknown and cannot be predicted with certainty. No right to present or future ownership of Common Stock is granted pursuant to this Award; this Award is settled in shares of Common Stock only.

(q)No claim or entitlement to compensation or damages arises from the termination of this Award or diminution in value of the shares of Common Stock, and you irrevocably release the Company and its Affiliates, from any such claim that may arise.

(r)The Plan and this Award set forth the entire understanding between you, the Company and any Affiliate regarding the acquisition of the shares of Common Stock and supersede all prior oral and written agreements pertaining to this Award.

13.NOTICES. Any notices provided for in your Award or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

14.HEADINGS. The headings of the Sections in this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement or to affect the meaning of this Agreement.

15.SEVERABILITY. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

16.GOVERNING PLAN DOCUMENT. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control.

[End of Performance Vested Restricted Stock Unit Award Agreement]